GLENGATE APPAREL, INC.
                               75 Rod Smith Place
                           Cranford, New Jersey 07016


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 16, 1998


To the Shareholders of GLENGATE APPAREL, INC.

                  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of GlenGate Apparel, Inc. (the "Company") will be held on Monday, February 16, 1998 at 9:30 A.M. at 75 Rod Smith Place, Cranford, New Jersey 07016, for the following purposes:

                  1.       To elect four directors of the Company;

                  2. To ratify the selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending September 30, 1998; and
                  3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

                  Only shareholders of record at the close of business on January 14, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                             By Order of the Board of Directors


                                            George J. Gatesy
                        President, Chairman of the Board

January 23, 1998


--------------------------------------------------------------------------------
IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

--------------------------------------------------------------------------------

                             GLENGATE APPAREL, INC.
                               75 Rod Smith Place
                           Cranford, New Jersey 07016
                          Telephone No. (908) 653-9100

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 16, 1998

                  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of GlenGate Apparel, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on February 16, 1998, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

                  Management intends to mail this proxy statement and the accompanying form of proxy to shareholders on or about January 23, 1998.

                  The costs of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and regular employees of the Company (who will not specifically be compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their expenses.

                  Proxies in the accompanying form, duly executed and returned to the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.

                                OUTSTANDING STOCK

                  Only shareholders of record at the close of business on January 14, 1998 (the "Record Date") are entitled to notice and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 10,613,932 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), the Company's only class of voting securities. Each share entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

                                VOTING PROCEDURES

                  The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists. All other matters in the Annual Meeting will be decided by a majority of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists. Votes will be counted and certified by one or more Inspectors of Election. A quorum will exist at the Annual Meeting if at least a majority of the outstanding shares of Common Stock as of the Record Date are present in person or represented by proxy. The Board of Directors does not know of any matters, other than the matters described in this Proxy Statement, which are expected to be represented for consideration at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the persons named in the Proxy will have the discretion to vote on such matters in accordance with their best judgment.

                  "Votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter to be voted on; failures to vote, broker non-votes and abstentions will not be considered "votes cast." The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

                              ELECTION OF DIRECTORS

                  Directors are elected annually by the shareholders. At this year's Annual Meeting of Shareholders, two directors will be elected to hold office for a three-year term ending in 2001, one director will be elected to hold office for a two year term ending in 2000, and one director will be elected to hold office for a one year term ending in 1999, or until a director's earlier resignation or removal. The Board of Directors of the Company does not have standing audit, nominating or compensation committees, or committees performing similar functions.

                  At this year's Annual Meeting of Shareholders, the proxies granted by shareholders will be voted individually for the election as directors of the Company of the persons listed below for the term ending on the date of the annual meeting of shareholders of the Company in the year opposite their names unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that he will be available to serve.

                              Term To                             First Became
Nominee and Age               Expire                              Director

George J. Gatesy, 45           2001                              November 1993
Martin D. Koffman, 37          2001                              October 1996
James C. Willcox, 53           2000                              July 1997
Travis R. Metz, 27             1999                              July 1997

Information concerning the nominees and continuing directors is set forth below:

Nominees:

GEORGE J. GATESY age 45, Director since November 1993

     George J. Gatesy, President and Chairman of the Board of the Company, received a Bachelor of Arts Degree from Farleigh Dickinson University. Mr. Gatesy served from 1975 to 1978 with the MacGregor Brunswick Golf Company as sales agent and sales representative. From 1978 to 1984 Mr. Gatesy served as a field representative for Etonic, Inc. While with Etonic, Mr. Gatesy received Etonic's President's Award in years 1981 and 1982. This award was for surpassing the $1,000,000 sales mark in each year. In 1984 Mr. Gatesy joined the EJ Manley Company (Aureus Ltd.) as an independent golf sales representative. For increasing his territory's sales volume from $450,000 to $2,400,000, Mr. Gatesy was awarded the Aureus Salesman of the Year award during the selling season 1988/1989. In the Spring of 1990, Mr. Gatesy became Polo/Ralph Lauren's National Sales Manager. In 1991 he was promoted to Vice President of Sales with total responsibility for all segments of the golf division.

MARTIN D. KOFFMAN age 37, Director since October 1996

     Martin D. Koffman is a Director and President of The Koffman Group, Inc., a diversified investment firm. Mr. Koffman worked as a tax specialist with Coopers & Lybrand in 1984. In 1986 Mr. Koffman became associated with the law firm of Squadron, Ellenoff, Plesent & Lehrer. Since 1990, Mr. Koffman has been a principal of Jomar Management Corp., a diversified holding company. Mr. Koffman is the cousin of Jeffrey P. Koffman.

JAMES C. WILLCOX age 53, Director since July 1997

     James C. Willcox is President and Chief Executive Officer of American Marketing Industries Inc. which is a holding company for three apparel companies, Swingster, Dunbrooke and Allison Manufacturing. Prior to becoming the President of American Marketing Industries, Mr. Willcox served as President and Chief Executive Officer of Hasco International in St. Charles, Missouri from 1993 to 1996. Mr. Willcox also served as President of House of Lloyd in Grandview, Missouri and has over twenty-one years experience with AVon Products including a position as Senior Vice President with responsibilities in manufacturing, sales and distribution.

TRAVIS R. METZ age 27, Director since July 1997

     Travis R. Metz is an Associate of Jupiter Partners Inc., the management company of Jupiter Partners L.P. Jupiter Parnters L.P. is a $350 million private investment firm. Mr. Metz worked as a financial analyst at Lazard Freres & Co. from 1991 to 1993 and has been with Jupiter Partners Inc. since 1994. Mr. Metz is a director of American Marketing Industries Inc. and American Marketing Industries Holdings Inc., of which Jupiter Partners L.P. is the principal shareholder.

Directors with Terms to Expire in 1999:

JEFFREY P. KOFFMAN age 32, Director since October 1996

     Jeffrey P. Koffman is President of Apparel America, Inc., a manufacturer of women's swimwear and apparel. He is also a Director and Treasurer of The Koffman Group, Inc., a diversified investment company. Mr. Koffman served as a financial analyst with Security Pacific from 1987 to 1989. In 1989, Mr. Koffman became Vice President of Pilgrim Industries and in 1990, he became the President of that company. From 1994 to the present, Mr. Koffman has served in an executive capacity with Tech Aerofoam Products. Mr. Koffman is the cousin of Martin D. Koffman.

ROBERT J. MUNCH age 46, Director since February 1996

     Robert J. Munch is a Senior Vice President of the Canadian Imperial Bank of Commerce (CIBC) Managing Director, Global Energy, CIBC Wood Gundy, and a member of CIBC Wood Gundy's Management Group. Mr. Munch is a member of the Canadian Society of New York and has served on the Board of Governors and on the faculty of the American Institute of Banking.

Directors with Terms to Expire in 2000:

PETER J. KOSTIS age 50, Director since November 1993

     Peter J. Kostis, is a world renowned golf instructor having taught over 125 PGA Tour Players. He is a television analyst for CBS Sports and USA Network. Mr, Kostis is a professional panel member for Golf Digest magazine and currently is a director of The Kostis/McCord Golf School at Grayhawk Golf Club, Scottsdale, Arizona. He has appeared seven times on the cover of Golf Digest Magazine and is the author of Inside Path to Better Golf.

     During the fiscal year ended September 30, 1998, the Board of Directors held two meetings at which all of the Directors were present and also took action by unanimous written consent of the directors in lieu of meetings. There are no standing committees of the Board of Directors of the Company.


Compensation of Directors

     Directors are reimbursed for all out-of-pocket expenses incurred in attending Board Meetings and are eligible to receive options under the Company's 1994 Stock Option Plan, subject to the terms thereof.

                             EXECUTIVE COMPENSATION
                               Executive Officers

     In addition to Mr. George J. Gatesy, the Company's other executive officer is Mr. Peter Culbertson, COO/CFO and Secretary-Treasurer. Mr. Culbertson commenced employment with the Company on January 6, 1997. Mr. Culbertson was formerly Senior Vice President of Woolrich, Inc. and President of Leslie Fay Sportswear, New York, New York. Officers are elected by the Board of Directors and serve at the discretion of the Board.

     Information regarding compensation of the Company's officers is set forth below.

                                                       - 6 -
                          Summary Compensation Table(s)

                                                               Other
Name and                                                       Annual
Principal Position      Year     Salary        Bonus(s)        Compensation ($)

George Gatesy          1997     $155,127       - 0 -           - 0 -
President              1996     $148,000       - 0 -           - 0 -

Norman Britman(1)      1996     $103,000       - 0 -           - 0 -
Secretary-Treasurer

Peter Culbertson(2)   1997      $ 90,000       - 0 -           - 0 -
COO/CFO and           1996      - 0 -          - 0 -           - 0 -
Secretary-Treasurer

(1)Mr. Britman's employment with the Company terminated on January 3, 1997.

(2)Mr. Culbertson commenced employment with the Company on January 6, 1997.

                        Option Grants in Last Fiscal Year

                                            % of Total
                  Number of Securities      Options Granted    Exercise or
                  Underlying Options        to Employees       Base Price       Expiration
Name              Granted(#)                in Fiscal Year     ($/Sh.)          Date
George Gatesy          0                             0            -                  -
Norman Britman         0                             0            -                  -
Peter Culbertson       0                             0            -                  -



                                      FY-End Option Values

                             Number of
                             Securities                       Value of
                             Underlying                       Unexercised
                             Unexercised                      in-the-Money
                             Options                          Options
                             at FY-End(#)                     at FY-End($)

                             Exercisable/                     Exercisable/
Name                         Unexercisable                    Unexercisable

George Gatesy                12,500/0                            None
Norman Britman                    0/0                            None
Peter Culbertson                  0/0                            None


     The Company does not have a written employment contract with any of its executives. However, the company has agreed with George Gatesy, President and CEO to enter into a three year contract at a base salary of $185,000 beginning 10/1/97. The salaries of the Company's executives are reviewed annually at the discretion of the Board of Directors. The Company is the beneficiary of a $5,000,000 Key Man Life Insurance policy on the life of Mr. Gatesy.


                                                        - 8 -
                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth certain information as of January 8, 1998, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) the Named Executives, (iii) each of the Company's directors and (iv) all executive officers and directors as a group:



                                                              % of
                                    Number of                 Outstanding
Name of Shareholder                 of Shares                 Shares

George J. Gatesy                    2,001,200                 18.85%
Peter Culbertson                    0                         0
Martin Koffman                      0                         0
Jeffrey Koffman                     22,500(1)                 *
Peter J. Kostis                     509,500                   4.8%
Robert J. Munch                     6,000                     *
The Koffman Group, Inc.             1,032,500(2)              9.73%
American Marketing Industries, Inc. 3,500,000(3)              32.97%
James C. Willcox                    1,000                     *
Travis R. Metz                      0                         0
All Executive Officers              2,540,200                 23.93%
and nominated directors
as a group (7 persons)

* Less than 1%

(1) These shares include 15,000 shares underlying a currently exercisable warrant.

     (2) These shares include 75,000 shares underlying currently exercisable warrants. Jeffrey Koffman and Martin Koffman are principals of The Koffman Group, Inc.

     (3)  These  shares  include   1,000,000   shares   underlying  a  currently
exercisable option to purchase shares from the Company. James C. Willcox and Travis R. Metz are principals of American Marketing Industries, Inc.


                              CERTAIN TRANSACTIONS

         In April 1996, George Gatesy, a director and shareholder of the Company, loaned the Company $100,000. The loan bears interest at a rate per annum of 1-1/2% over prime and matured on April 15, 1997. Mr. Gatesy has agreed to convert such loan to a demand loan. The note is subordinated to all creditors of the Company.

     In September 1996, the Company completed a private placement with The Koffman Group, Inc. of 1,250,000 shares of Common Stock. Total gross proceeds from this private placement was $1,250,000. In connection with the private placement, the Company granted warrants to The Koffman Group, Inc. to purchase an additional 85,000 shares at $1.00 per share, such warrants to be exercisable until September 1997. Pursuant to a contract dated August 23, 1996 between the Company and The Koffman Group, Inc., the Company granted The Koffman Group, Inc. certain rights in the nature of preemptive rights as to the purchase of additional Common Stock should the Company seek to issue additional Common Stock. Such rights shall exist until such time as The Koffman Group, Inc. shall own less than 250,000 shares of Common Stock. The Koffman Group, Inc. also received a fee of $30,000 in connection with their original investment. Jeffrey
P. Koffman and Martin D. Koffman are principals of The Koffman Group, Inc. and directors of the Company.

         In January 1997, George Gatesy and Peter Kostis, directors and shareholders of the Company, loaned the Company $100,000 and $150,000, respectively, to satisfy working capital needs. The notes are payable upon demand and bear interest at a rate per annum of 12% payable monthly over the life of the notes. The notes are subordinated to all creditors of the Company.

         In April 1997, as an ancillary term to its financing arrangement with a lending group of which the Koffman Group, Inc. and Jeffrey Koffman are members, the Company agreed to use its best efforts to convene a special meeting of the shareholders for the purpose of approving an amendment to its Certificate of Incorporation to increase the number of authorized shares of Common Stock. Upon the approval of such amendment by the shareholders, the Company further agreed to issue to the lending group warrants to acquire up to 450,000 shares of Common Stock at 60% of the then market price of Common Stock, such warrants to be exercisable from August 8, 1997 until April 8, 2000, at which time such warrants expire. In July 1997, the shareholders approved the amendment to increase the number of authorized shares of Common Stock from 10,000,000 to 17,000,000.
Following such amendment, the Company issued the lending group warrants to acquire 270,000 shares, such warrants to be exercisable from August 8, 1997 until April 8, 2000 at which time the warrants shall expire.

         In July 1997, the Company entered into a Trademark Licensing Agreement with American Marketing Industries, Inc. ("AMI"), a shareholder of the Company, whereby the Company granted to AMI, subject to certain limitations, conditions and restrictions, an exclusive domestic license to use various trademarks of the Company in connection with the sale of certain products to entities who acquire such products solely for distribution to their employees, directors and officers or to their customers for promotional purposes only. The Company also granted to AMI the exclusive right to market and distribute certain products which bear trademarks licensed by the Company within the domestic market to entities who acquire the products solely for distribution to their employees, directors and officers or to their customers for promotional purposes only.

         In July 1997, the Company completed a private placement with AMI of 2,500,000 shares of Common Stock and options to acquire up to 2,500,000 shares of Common Stock. Total gross proceeds from this private placement was $2,500,000. The options acquired by AMI consist of (i) an option to acquire up to 1,000,000 shares of Common Stock at a purchase price of $1.50 per share, such option to be immediately exercisable and expiring three years after the date of the grant, and (ii) an option to acquire up to 1,500,000 shares at a purchase price of $1.00 per share for 240,000 shares, and $2.00 per share for 1,260,000 shares, such option to become exercisable one year from the date of the grant and expiring three years after the date of the grant. James C. Willcox and Travis D. Metz are principals of AMI and directors of the Company.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the fiscal years ended September 30, 1995, 1996 and 1997. BDO Seidman, LLP has been selected by the Board of Directors to examine and report upon the financial statements of the Company for the fiscal year ending September 30, 1998. The Board of Directors recommends that the shareholders of the Company ratify such selection. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

                  Shareholders who wish to present proposals appropriate for consideration at the Company's 1998 Annual Meeting of Shareholders must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement not later than September 15, 1998 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                                            By order of the Board of Directors


                                            George J. Gatesy
                                            Chairman of the Board and President








                             GLENGATE APPAREL, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 16, 1998

                  The undersigned hereby appoints George J. Gatesy and Robert J. Munch and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of GlenGate Apparel, Inc. held of record by the undersigned on January 14, 1998, at the Annual Meeting of Stockholders to be held on Monday, February 16, 1998 at 9:30 A.M. at 75 Rod Smith Place, Cranford, New Jersey 07016, and at any and all adjournments thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR PROPOSAL NUMBER 2.

1. Election of Directors            WITHHOLD       (INSTRUCTION: To withhold
   FOR all nominees listed          AUTHORITY      authority to vote for
   below (except as marked          to vote for    any individual, strike
   list to the contrary below)      nominees       a line through the nominee's
                                    below          name in the list below

   ----                             ----


GEORGE J. GATESY, MARTIN D. KOFFMAN, JAMES C. WILLCOX and TRAVIS R. METZ

2. Proposal to Ratify the Selection of BDO Seidman, LLP as the Company's Independent Auditors for the Fiscal Year Ending September 30, 1998.

         ____ FOR          ____ AGAINST     ____ ABSTAIN


         (Continued  and to be dated and signed on reverse side.)

In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting.

                              Dated:                                     , 1998

                                                  Signature




                                                  Signature

     IMPORTANT: Please sign exactly as name appears below. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.